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                [EMENS, KEGLER, BROWN, HILL & RITTER LETTERHEAD]


                                                                    EXHIBIT 23.2


                                January 10, 1996

Benton Oil and Gas Company
1145 Eugenia Place, Suite 200
Carpinteria, CA  93013

Gentlemen:

        We hereby consent to the reference to Emens, Kegler, Brown, Hill & Ritter Co., L.P.A. appearing under the heading "Legal Matters" in the Registration Statement on the Form S-3 for the offering of common stock, and any amendments thereto, and in the prospectus of the Company relating to the offering of the common stock.

                                Very truly yours,

                                Emens, Kegler, Brown, Hill & Ritter Co., L.P.A.



                                By: /s/ John R. Thomas
                                    --------------------------------------------
                                    John R. Thomas, Vice President